EXHIBIT 10.1

NOTE

THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.  THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) SUCH SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED TO ANY PERSON OTHER THAN IN ACCORDANCE WITH THE INDENTURE GOVERNING THIS SECURITY, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY TRANSFEREE OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN ABOVE.

FOR THE PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS NOTE IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT.  YOU MAY CONTACT THE ISSUER AT LUCKY BRAND DUNGAREES, LLC, C/O LEONARD GREEN & PARTNERS, L.P., 11111 SANTA MONICA BLVD., SUITE 2000, LOS ANGELES, CA 90025, ATTENTION: CHIEF FINANCIAL OFFICER, AND THE ISSUER WILL PROVIDE YOU WITH THE ISSUE PRICE, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT, THE ISSUE DATE AND THE YIELD TO MATURITY OF THIS NOTE.

$85,000,000
Senior Secured Note due 2017

No. 1	$85,000,000

LBD ACQUISITION COMPANY, LLC, a Delaware limited liability company, promises to pay FIFTH & PACIFIC COMPANIES, INC., or registered assigns, the principal sum of EIGHTY-FIVE MILLION DOLLARS (the “Original Principal Amount”), together with all Note Principal Accretion (as defined herein), on February 1, 2017.

Interest Payment Dates: February 1 and August 1

Additional provisions of this Note are set forth on the other side of this Note.

IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

LBD ACQUISITION COMPANY, LLC

	By:	/s/ Michael Kirton
		Name:	Michael Kirton
		Title:	Secretary and Treasurer

LUCKY BRAND DUNGAREES, LLC,
as successor to LBD Acquisition Company, LLC

	By:	/s/ Andrew North
		Name:	Andrew North
		Title:	Chief Financial Officer
Dated: February 3, 2014

This is the Note referred to in the within-mentioned Indenture:

U.S. Bank National Association, as Trustee

By:	/s/ Wally Jones
Authorized Signatory

Senior Secured Note Due 2017

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.                                      LBD Acquisition Company, LLC, a Delaware limited liability company, that shall be merged with and into the New LLC, with the New LLC as the surviving entity (each, as issuer under the Indenture, the “Issuer”), promises to pay interest on the Remaining Original Principal Amount of this Note at 9.411764% per annum on the then Remaining Original Principal Amount (as defined below) of the Note from the date of issuance until maturity.

The principal amount of the Note will increase by the Monthly Increment at the end of each calendar month elapsed after the Issue Date (such increase, a “Note Principal Accretion”), based on a 360-day year comprised of twelve 30-day months. Except in connection with the exercise of the Prepayment Right (as defined below), the amount of any partial prepayment of the Note by the Issuer pursuant to the terms of the Indenture shall be applied to reduce (1) first, any accrued and unpaid interest or premium on the Note, (2) second, any Note Principal Accretion then outstanding and (3) third, the Remaining Original Principal Amount of the Note.

“Monthly Increment” means, with respect to the end of any calendar month, an amount equal to 0.490196% of the Remaining Original Principal Amount of the Note as of such date, rounded to the nearest whole dollar amount.

“Remaining Original Principal Amount” means, as of any date of determination, the difference between (x) $85,000,000 minus (y) the Aggregate Original Principal Prepayment Amount as of such date.

“Aggregate Original Principal Prepayment Amount” means, as of any date of determination, the aggregate amount of prepayments by the Issuer prior to such date pursuant to the provisions of the Indenture that have been applied to the Original Principal Amount.

The Issuer will pay interest semi-annually in cash in arrears on February 1 and August 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Note will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Issue Date; provided that the first Interest Payment Date for the Note shall be August 1, 2014. The Issuer will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the rate then in effect to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods), from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

2.                                      METHOD OF PAYMENT. The Issuer will pay interest on the Note to the Holder on each Interest Payment Date, except as provided in Section 2.09 of the Indenture with respect to defaulted interest. The Note will be payable as to principal, premium, if any, and interest at the office or agency of the Issuer maintained for such purpose, or, at the option of the Issuer, payment of interest may be made by wire transfer of immediately available funds and the Holder shall provide wire transfer instructions to the Issuer or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3.                                      TRUSTEE; PAYING AGENT AND REGISTRAR. U.S. Bank National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar with a written notice to the Holder. None of the Issuer or any of its Affiliates may act in any such capacity.

4.                                      INDENTURE AND SECURITY DOCUMENTS. The Issuer issued the Note under an Indenture, dated as of February 3, 2014 (the “Indenture”), among the Issuer, the Parent, the Guarantors party thereto and the Trustee. The terms of the Note include those stated in the Indenture. The Note is subject to all such terms, and the Holder is referred to the Indenture for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. Following the Issue Date, the Note and the related Note Guarantees are secured obligations of the Issuer, the Parent and the relevant Guarantors. The Note and the related Note Guarantees are secured by a pledge of the Collateral pursuant to the Security Documents referred to in the Indenture. The Note Liens, which secure the Note and the related Note Guarantees, and the ABL Liens are subject to the terms of the Intercreditor Agreement. Each Holder, by accepting a Note agrees that the Note Liens and the ABL Liens are subject to the terms of the Intercreditor Agreement. The Holder, by accepting the Note, hereby authorizes and directs the Trustee and the Collateral Agent to enter into the Intercreditor Agreement on behalf of the Holder and agrees that the Holder shall comply with the provisions of the Intercreditor Agreement applicable to it in its capacity as such to the same extent as if the Holder were a party thereto.

5.                                      OPTIONAL REDEMPTION.

The Note is subject to redemption by the Issuer at its option, at any time on or after the Issue Date at a redemption price equal to 100% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the redemption date (subject to the right of the Holder to receive interest due on an Interest Payment Date that is on or prior to the redemption date).  The Note may be redeemed in part pursuant to this Section 5 in a principal amount equal to an integral multiple of $1.00 exceeding $25,000,000, provided that the aggregate principal amount of the Note remaining outstanding after such redemption is greater than $50,000,000; otherwise, without the consent of the Holder of the Note in its sole discretion, the Note may only be redeemed in whole and not in part.

If (i) an agreement or other arrangement that will result in a Change of Control is executed or made by the Issuer, the Parent or any of their Affiliates within six months of any redemption of any portion of the Note pursuant to this Section 5 and (ii) a Change of Control results from such agreement or arrangement, the Issuer shall pay the Holder of the Note an additional premium equal to 1.0% of the aggregate principal amount of the Note redeemed in such optional redemption.

6.                                      MANDATORY REDEMPTION.

(a)                                 The Issuer will not be required to make any mandatory redemption or sinking fund payments with respect to the Note except as set forth in paragraph (b) of this Section 6.

(b)                                 To the extent required by the applicable debt instruments of the Holder in effect on the Issue Date, the Holder shall have the right (upon not less than 45 days’ written notice to the Issuer) to require that the Issuer prepay $15.0 million of the Remaining Original Principal Amount of the Note in cash on any day after the 170th day after the Issue Date and prior to the 181st day after the Issue Date (the “Prepayment Right”) at a prepayment price equal to $15.0 million, without any accrued and unpaid interest thereon from the original issuance date of the Note.  If the Prepayment Right is exercised, (i) no previously accreted Note Principal Accretion shall be due with respect to the portion of the Note prepaid pursuant to the Prepayment Right and (ii) the Holder shall pay the Issuer a fee of $1.5 million on the date of prepayment of the Note.

7.                                      OFFERS TO REPURCHASE.

(a)                                 Upon the occurrence of a Change of Control, the Issuer shall be required to make a Change of Control Offer in accordance with Section 4.15 of the Indenture.

(b)                                 In accordance with Section 4.10 of the Indenture, the Issuer will be required to offer to purchase the Note upon the occurrence of certain events.

8.                                      DENOMINATIONS, TRANSFER.

The Holder shall not transfer the Note except among the Holder and its Wholly-Owned Subsidiaries (the “Holder Group Companies”), and upon such transfer, such transferee shall become the Holder for the purposes of the Indenture.  Notwithstanding the foregoing, the Holder may pledge the Note and the Note Guarantees to secure any of the Indebtedness of the Holder Group Companies (the “Holder Secured Debt”) . The Issuer and its Restricted Subsidiaries shall permit and cooperate reasonably with any transfer of the Note in connection with any foreclosure proceeding, exercise of remedies or other compromise or settlement with respect to the Holder Secured Debt, including providing any consent or acknowledgment with respect thereto reasonably requested by the Holder.  The Registrar and the Trustee may require the Holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of the Note. The Holder will be required to pay all taxes due on transfer.

9.                                      PERSONS DEEMED OWNERS. The registered Holder of the Note may be treated as its owner for all purposes.

10.                               AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture, the Note Guarantees or the Note may be amended or supplemented as provided in Article 9 of the Indenture and Events of Default may be waived as provided in Article 6 of the Indenture.

11.                               DEFAULTS AND REMEDIES. If an Event of Default occurs (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Issuer) and is continuing, the Trustee or the Holder, in each case, by notice to the Issuer, may declare the principal of, premium, if any, and accrued but unpaid interest on the Note to be due and payable. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Issuer or certain Restricted Subsidiaries occurs, the principal of, premium, if any, and interest the Note shall become immediately due and payable without any declaration or other act on the part of the Trustee or the Holder. Under certain circumstances, the Holder may rescind any such acceleration with respect to the Note and its consequences.

12.                               AUTHENTICATION. This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee or an authenticating agent.

16.                               GOVERNING LAW. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THE NOTE AND THE GUARANTEES.

14.                               REFERENCE TO INDENTURE AND OTHER RELATED DOCUMENTS. Reference is hereby made to the Indenture, the Security Agreement, the Intercreditor Agreement and other Note Documents (copies of which are on file at the Corporate Trust Office of the Trustee) and all indentures and agreements supplemental thereto for a description of the rights thereunder of the Holder of the Note, the nature and extent of the security therefor, the rights, duties, protections and immunities of the Trustee and the rights and obligations of the Issuer and the Note Guarantors thereunder, to all the provisions of which the Holder, by acceptance hereof, assents and agrees.

The Issuer will furnish to the Holder upon written request and without charge a copy of the Indenture. Requests may be made to the Issuer at the following address:

LBD Acquisition Company, LLC
c/o Leonard Green & Partners, L.P.
11111 Santa Monica Blvd., Suite 2000
Los Angeles, CA 90025
Attn: Jamie Halper
Facsimile: (310)954-0404

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s Soc. Sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint
to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)
Signature Guarantee:*

*                 Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.10 or 4.15 of the Indenture, check the appropriate box below:

☐   Section 4.10                   ☐   Section 4.15

If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)
Tax Identification No.:
Signature Guarantee:*

*                 Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).